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                                                                      EXHIBIT 11

                         Greater Bay Bancorp Form 10-Q
         Exhibit 11 - Statements Re Computation of Earnings Per Share

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
                                                                Three Months Ended June 30,     Six Months Ended June 30,
(Dollars and shares in thousands, except per share amounts)           1998            1997            1998            1997
------------------------------------------------------------------------------------------      --------------------------
Basic Earnings Per Share:
Income available to common shareholders                         $    2,923      $    3,011      $    6,628      $    5,815
Weighted average common shares outstanding                       9,163,934       8,895,548       9,106,015       8,923,764
                                                                --------------------------      --------------------------

Basic earnings per share                                        $     0.32      $     0.34      $     0.73      $     0.65
                                                                ==========================      ==========================

Diluted Earnings Per Share:
Income available to common shareholders                         $    2,923      $    3,011      $    6,628      $    5,815
Weighted average common shares outstanding                       9,163,934       8,895,548       9,106,015       8,923,764
Effect of dilutive securities                                      793,774         589,124         818,143         670,715
                                                                --------------------------      --------------------------

Weighted average common and common
  equivalent shares outstanding                                  9,956,505       9,484,672       9,924,158       9,594,479
                                                                --------------------------      --------------------------

Diluted earnings per share                                      $     0.29      $     0.32      $     0.67      $     0.61
                                                                ==========================      ==========================
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